MODIFYING AGREEMENT SUBSCRIBED BY A) HÉCTOR MANUEL CERVANTES SOTO, BY HIS OWN RIGHT AND REPRESENTING Mr. JOSÉ FILEMÓN CERVANTES E IRAM CERVANTES SOTO (THE PURCHASER) AND B) CORPORACIÓN AMERMIN, REPRESENTED IN THIS ACT BY RAMIRO TREVIZO LEDEZMA IN HIS CHARACTER AS SOLE ADMINISTRATOR (THE PURCHASER), JOINTLY NAMED (THE PARTIES) AS PER THE FOLLOWING PREVIOUS TERMS, DECLARATIONS AND CLAUSES:

PREVIOUS TERMS

I. On the 11th September 2006, Parties subscribed a Sales-Purchase Contract of Rights derived from the Mining Concession Titles and of Mining Claims Rights, by virtue of which the Vendor transferred in favor of the Purchaser the Title Holdings of different mining rights specified in the Declarations of said instrument, and agreeing to accept in exchange a total amount of $1’100,000.00 USD (Un million and one hundred thousand American Dollars) payable as per a scheduled payments’ calendar agreed to such an effect (The Contract). An ordinary copy of said instrument is annexed to this document as Attachment I.

II. The subscription of the Contract by the Parties was ratified on the 19th September 2006 before the testimony of Jaime Alberto Balderrrama Mendoza, Notary Public candidate and assigned to Public Notary number 28 of the Morelos Judicial District, State of Chihuahua of which Felipe Colomo Castro is holder; and was inscribed in the respective record of the Registry of Records Book out of Protocol under number 13,335, dated 19th September 2006.

III. In recent days, the Parties agreed to withdraw of the Contract’s object some of the mining premises therein included, and by this reducing the total price to be paid for the transfer of the corresponding rights, and;

IV. As of the previous, the Parties decided to subscribe this present agreement with the purpose of modifying the content of the Contract as suitable to their interests and for any and all legal effects that might take place.

DECLARATIONS

I. The Vendor declares, per his own right and representing Mr. José Francisco Rubio, José Filemón Cervantes and Iram Cervantes Soto, under oath of stating the truth, that:

1. He is a Mexican citizen, of age, unimpaired in his physical and mental abilities and reason by which he is endowed with the necessary and sufficient capacity to subscribe this present agreement.

2. That he is endowed with the necessary capacity to represent Messrs. José Francisco Rubio, José Filemón Cervantes and Iram Cervantes Soto as

evinced in the Contract, and same that has not been limited, restrained, suspended or revoked;

3. That he is duly inscribed in the Federal Taxpayers Registry and current to date in his income tax payments and other contributions that have corresponded to him;

4. That the gentlemen he represents are likewise duly inscribed in the Federal Taxpayers Registry and current to date in his income tax payments and other contributions that have corresponded to him;

5. That he subscribes this present agreement freely and willingly with the purpose of modifying the Contract’s terms in agreement with the Purchaser as arranged in the following clauses.

II. The Purchaser declares, through the offices of his legal representative and under oath of stating the truth, that:

1. It is a Mexican mercantile society, specifically a stock company with varying amount of capital, duly established and operating as has been accredited in the Contract;

2. That it has the necessary faculty, power and mandate to subscribe this present agreement as is evinced in the Contract, and same that have not been limited, restrained, suspended or revoke to date;

3. That it is duly inscribed in the Federal Taxpayers Registry and current to date in its income tax payments and other contributions that have corresponded to it, and;

4. It is the free will of its Administrative body t subscribe this present agreement with the purpose of modifying the terms of the Contract in common agreement with the Vendor as arranged in the following clauses.

III. Both Parties declare, per their own right or through the offices of their respective legal representatives, under oath of stating the truth, that they assist to the subscription of this present agreement in good faith, free of guile and without ill faith. Error, harm or violence with the purpose of obliging themselves to the following:

CLAUSES

FIRST. MODIFICATION. Parties expressly agree that, effective as of date of this instrument, the following clauses indicated in the Contract be modified:

FIRST.- The Vendor, per his own right and representing the persons who have been mentioned in the Declarations’ Chapter, and through payment specified in the present contract, sells, cedes and consequently transfers in favor of the Purchaser, and this latter acquires the Title Holding of the mining rights and the rights on the requests being currently carried out of different mining lots located mainly in the Municipality of Choix, State of Sinaloa and whose characteristics and current status are indicated below:

File number:	95/12544
Name of Lot:	“Montaña de Cobre”
Location:	Municipality of Choix, Sinaloa.
Surface:	200 Hectares

File number:	95/12626
Name of Lot:	“El Oro”
Location:	Municipality of Choix, Sinaloa.
Surface:	400 Hectares.

Title:	218,590
Name of Lot:	“La Víbora”
Location:	Municipality of Choix, Sinaloa.
Surface:	160 Hectares.

Title:	222,496
Name of Lot:	“La Amapita”
Location:	Municipality of Choix, Sinaloa.
Surface:	50 Hectares.

File number:	95/12545
Name of Lot:	“Elizabeth”
Location:	Municipality of Choix, Sinaloa.
Surface:	100 Hectares.

File number:	95/12597
Name of Lot:	“El Sabino”
Location:	Municipality of Choix, Sinaloa.
Surface:	100 Hectares.

File number:	95/12616
Name of Lot:	“La Cobriza”
Location:	Municipality of Choix, Sinaloa.
Surface:	200 Hectares.

Title:	220,115
Name of Lot:	“Pilar de Mocoribo”
Location:	Municipality of Choix, Sinaloa.
Surface:	50 Hectares.

SECOND. - The transfer price of Title Holdings and of the Mining Concession Rights and mining concession requests will be the amount of $800,000.00 Dollars (Eight hundred thousand Dollars 00/000 in American Currency).

THIRD. – The Purchaser commits itself to pay the price he has agreed upon with its counterpart through a down payment of $60,000.00 Dollars (Sixty thousand Dollars 00/000 in American Currency) at the signature of this present contract and the balance, amounting to $740,000.00 Dollars (Seven hundred and forty thousand Dollars 00/000) as per the installments specified following:

1. On the 9th November 2006, the amount of $75,000.00 Dollars (Seventy five thousand Dollars 00/000 in American Currency).

2. On the 9th May 2007, the amount of $110,000.00 Dollars (One hundred and ten thousand Dollars 00/000 in American Currency).

3. On the 9th November 2007, the amount of $125,000.00 Dollars (One hundred and twenty five thousand 00/000 Dollars in American Currency).

4. On the 9th May 2008, the amount of $155,000.00 Dollars (One hundred and fifty five thousand Dollars in American Currency).

5. On the 9th November 2008, the amount of $275,000.00 Dollars (Two thousand and seventy five Dollars 00/000 in American Currency).

SECOND. SUBSISTENCE OF CONTRACT. Parties expressly accept that the modifications agreed upon in the foregoing clause will not in any way affect the validity, terms, conditions and execution of the remaining clauses of the Contract.

THIRD. CONFIDENTIALITY. Parties expressly commit themselves to keep past, present and future information related to this instrument in total confidence, and will tab same conditions onto any private person or corporation should it be disclosed to them.

The Party recipient of confidential information will limit access to same to its representatives or employees who, through a justified or reasonable cause, request access to such information. In such cases, the Parties shall hold those to whom information is disclosed, as participants and obliged to respect the conditions of confidentiality.

For purposes of this present clause, the following will not be considered as confidential information: 1. Information that might have been legitimately known or obtained by the recipient Party prior to the subscription of this agreement; 2. Information that as of these dates or in the future be considered as public domain if and ever and when such consideration is not a derivative of any non compliance by the Parties of the stipulations set in this clause, or; 3. Information that must be disclosed according to law or per an administrative mandate by competent or judicial authorities in obedience to the principle of transparency in the media of stock exchanges both in the United States of Mexico as in foreign States.

Parties agree that the duration of the contracted obligations by virtue of this present clause will subsist indefinitely, even after the duration of this present instrument comes to a close.

In the event of a non compliance, the Parties expressly reserve unto themselves actions that as per law they have a right to, both administratively and judicially in order to claim indemnity for damages and losses caused as well as for the application of sanction that might be forthcoming.

FOURTH. ADDRESSES AND TELEPHONE NUMBERS: Parties agree that, in everything referring to the execution of this present instrument as well as for rendering notices, summons and any other type of communications related to same, they state their addresses and phone numbers to be the following:

The Vendor	The Purchaser
Address known Población de Témoris Guazapares, Chihuahua	Ramón Domínguez 202 Col. Deportistas C.P. 31107 Chihuahua, Chihuahua Phone: 01-614-200-8481

In case of a change of address, Parties agree in making known to the other of such event at least five (5) natural days in advance of said change of address. Non compliance to the obligation described will imply that notices, summons or communications delivered at the original address of the Party moving, will bear all the legal effects in favor of the Party that was not notified in due opportunity as of the date of delivery and as long as the non compliance subsists.

FIFTH. PERSONS TO BE IN TOUCH WITH. Parties agree in that the totality of notices, summons or communications necessary that must be given between them, derived from the terms and conditions of this present instrument, must be addresses indistinctly to the following persons:

The Vendor	The Purchaser
Héctor Manuel Cervantes Soto	Ramiro Trevizo Ledezma

In case it should be their will to change the contact persons, Parties agree in notifying each other of such circumstance at least in advance of five (5) natural days to the date of the change of the contact person. Non compliance to the obligation herein described will imply that notices, summons or communications sent and delivered in the name of the original contact persons of the Party making the change, will bear all the legal effects in favor of the Party that was not notified in due opportunity as of the date of delivery and as long as the non compliance subsists.

SIXTH. TOTALITY OF THE CONTRACT. Parties accept that this present agreement, including the Contract as its attachment and an integral part of same, contain the totality of the agreements between them in regards to its object, and leaving without effect as well as canceling the total of agreements, reports, negotiations, correspondence, compromises and communications carried out previously between them, having these been either in writing or verbal.

SEVENTH. APPLICABLE LAW. This present instrument will abide and will be interpreted according to the current and applicable legal dispositions of the

United States of Mexico which include the Mining Law, the Code of Commerce and the Federal Civil Code.

EIGHTH. JURISDICTION. Parties expressly accept to submit any controversy that might rise regarding the interpretation and execution of this present agreement to the jurisdiction of the competent Courts of Law of the Morelos Judicial District, at the city of Chihuahua, State of Chihuahua and so renouncing as of this moment to any other jurisdiction that might correspond to them by reason of their present or future domiciles, or by any other circumstance.

The Parties being in the knowledge of the content and legal reach of this present instrument sign it and approve it in each of its four pages on the 16th February 2007, having met for such purpose at the city of Chihuahua, State of Chihuhua.

The Vendor	The Purchaser
Héctor Manuel Cervantes Soto	Ramiro Trevizo Ledezma
Per his own right and representing Messrs. José Francisco Rubio, José Filemón Cervantes Soto and Iram Cervantes Soto.	Representing Corporación Amermin, S.A. de C.V.

Attachment I

Ordinary copy of the Contract.

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